Exhibit 99.1

Volcon Announces Pricing of $12 Million Registered Direct Offering Priced At-The-Market

AUSTIN, TX / ACCESSWIRE / July 11, 2024 / Volcon Inc. (NASDAQ:VLCN), ("Volcon" or the "Company"), the first all-electric, off-road powersports company, today announced that it has entered into securities purchase agreements with certain institutional investors for the purchase and sale of 3,287,671 shares of common stock and/or pre-funded warrants to acquire common stock in a registered direct offering. The purchase price of each share is $3.65. The purchase price for the pre-funded warrants is identical to the purchase price for the shares, less the exercise price of $0.00001.

The aggregate gross proceeds to the Company are expected to be approximately $12 million. The transaction is expected to close on or about July 12, 2024, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as exclusive placement agent for the offering. ArentFox Schiff LLP is acting as counsel to the Company for the offering. Kaufman & Canoles, P.C. is acting as counsel to Aegis for the offering.

A registration statement on Form S-3 (File No. 333-269644) relating to the offering of the securities was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on March 21, 2023. The offering is being made only by means of a prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the proposed transaction may be obtained, when available, on the SEC's website, www.sec.gov or by contacting Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, NY 10105, by telephone at (212) 813-1010 or by email at syndicate@aegiscap.com. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Proceeds from the offering will be used, in part, to repay approximately $2.94 million of principal on the notes issued on May 22, 2024. In addition, all previously issued Series A convertible preferred stock has been converted to common stock effective July 10, 2024, and as of such date, the Company had approximately 2.63 million shares of common stock outstanding. Upon completion of the proposed offering, the Company will have no convertible debt or preferred stock outstanding, and less than $40,000 in debt outstanding.

About Volcon

Based in the Austin, Texas area, Volcon was founded as the first all-electric power sports company producing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive outdoor experience.

Volcon's vehicle roadmap includes both motorcycles and UTVs. Its first product, the innovative Grunt, began shipping to customers in late 2021 and combines a fat-tired physique with high-torque electric power and a near-silent drive train. The Volcon Grunt EVO, an evolution of the original Grunt with a belt drive, an improved suspension, and seat, began shipping to customers in October 2023. The Brat is Volcon's first foray into the wildly popular eBike market for both on-road and off-road riding and is currently being delivered to dealers across North America. Volcon debuted the Stag in July 2022 and entered the rapidly expanding UTV market and shipped its first production unit in February 2024. The Stag empowers the driver to explore the outdoors in a new and unique way that gas-powered UTVs cannot. The Stag offers the same thrilling performance of a standard UTV without the noise (or pollution), allowing the driver to explore the outdoors with all their senses.

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Volcon Contacts

For Media: media@volcon.com
For Dealers: dealers@volcon.com
For Investors: investors@volcon.com
For Marketing: marketing@volcon.com

For more information on Volcon or to learn more about its complete motorcycle and side-by-side line-up, visit: www.volcon.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's annual report on Form 10-K filed with the SEC on March 28, 2024. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Volcon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Volcon is not responsible for the contents of third-party websites.

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